24-b Certified resolution of the Board of Directors of KeySpan authorizing signatures pursuant to power of attorney

                               THE MEETING OF THE
                               BOARD OF DIRECTORS
                                       OF
                               KEYSPAN CORPORATION

      After discussion, upon motion duly seconded, it was

      RESOLVED, that the proper officers of the Corporation are hereby authorized, directed and empowered in the name and on behalf of the Corporation, to execute, file and deliver any document required for the Corporation to issue up to an aggregate principal amount of $1.65 billion of debt securities, including any amendments, modifications or supplements thereto, including, by way of illustration and not by way of limitation, the following:

      (1) execute, file and deliver to the Securities and Exchange Commission a Registration Statement reflecting the issuance of up to an aggregate principal amount of $1.65 billion of debt securities by the Corporation, as well as any and all such other required documents, certificates, instruments, or regulatory filings, including any amendments, modifications or supplements thereto;

     (2) determine from time to time the number of series, rates, terms and principal amount of the debt securities to be sold and issued up to such aggregate principal amount:

     (3) enter into an indenture for debt securities, including any amendments, modifications or supplements thereto and to appoint agents under such indenture;

     (4) enter into a trust agreement for the debt securities, including any amendments, modifications or supplements thereto and to appoint a trustee under such trust agreement;

     (5) enter into underwriting, distribution or similar agreements for the debt securities, including any amendments, modifications or supplements thereto;

     (6) appoint attorneys-in-fact to act on behalf of any of the officers or directors of the Corporation in connection with the issuance and sale of the debt securities;

     (7) determine the compensation to be paid for arranging the sale of the debt securities;

     (8) list the debt securities on the New York and/or Pacific Stock Exchange, if appropriate;

     (9) take all actions necessary or desirable under the securities or Blue Sky laws of the various states relating to the debt securities;

     (10) prepare, execute and deliver all instruments (manually, electronically or by facsimile), which may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and




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      RESOLVED,  that the proper  officers are hereby  authorized,  directed and empowered to undertake all such further action, as any such proper officer deems necessary, proper, convenient or desirable in order to carry out the intent of the foregoing resolution and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation;

      RESOLVED, that any action taken and any instrument or document prepared, executed, delivered or filed by the proper officers prior to the adoption of these resolutions to accomplish any of the actions authorized by these resolutions is ratified, confirmed and approved in all respects; and it is further

      RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, the Chief Accounting Officer or the Secretary of the Corporation be and each of them shall be considered a proper officer for each of the foregoing resolutions.

     I, R. A. Rapp, Jr., Vice President, Secretary & Deputy General Counsel of KeySpan Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation at a meeting duly called and held July 26, 2000, at which a quorum was present and voting throughout, and that such resolutions are in full force and effect on the date of this certification.

WITNESS my hand and seal of the Corporation this 14th day of August, 2000.

                                                   /s/ R. A. Rapp, Jr.
                                                   ---------------------------
                                                   R. A. Rapp, Jr.
                                                   Vice President, Secretary &
                                                   Deputy General Counsel